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                                                                    EXHIBIT 10.3

                          AGENCY APPOINTMENT AGREEMENT

WHEREAS Essentially Yours Industries Corp ("Corp"), #201 -- 8322 -- 130th Street, Surrey, B.C. V3W 8J9
Fax: 604.502.5120
Email: laroseb@eyicorp.com
has agreed to transfer and assign its sales and marketing activities to its wholly owned subsidiary,
Essentially Yours Industries, Inc ("Inc")
3753 -- Howard Hughes Pkwy, Suite 200, Las Vegas, NV 89109
Fax: 702.892.3950
Email: eyi@jaybiz.com
effective as at noon PDT June 30, 2002;

AND WHEREAS as at June 30, 2002 Corp still will have an inventory of EYI products and sales aids to be sold in an approximate amount of $$275,000.00+/- USD in products and $105,000.00+/- USD in sales aids ( collectively the "inventory");

AND WHEREAS Corp requires assistance to sell the inventory;

AND WHEREAS Inc is able and prepared to sell the inventory and to account to Corp pursuant to the terms herein set out;

Now Therefore, in consideration of the sum of one ($1.00) US Dollar paid by each Party to the Other, the receipt and sufficiency of which is hereby acknowledged the Parties agree as follows:

1. Corp hereby appoints Inc as its sole and exclusive agent to sell its inventory and Inc agrees to accept such appointment.

2. The Parties agree that the effective date of this appointment shall be as of the effective date of the transfer and assignment of the sales and marketing activities of Corp to Inc being noon PDT June 30, 2002 (the "effective date").

3. Inc agrees that effective the effective date it will commence to sell the inventory at the prices previously established by Corp and to continue to sell at such prices unless and until any change is agreed to by Corp. Inc will account to Corp for all sales of the inventory and in consideration for its efforts it is agreed that Inc will be entitled to a sales commission of fifteen (15.0%) percent on all sales, which it may deduct from sales revenue prior to accounting to Corp.

4. The Parties agree to execute and deliver any and all transfers, assignments and other documentation necessary or reasonably requested to carry out and ensure compliance with the intention of the Parties expressed herein.

5. Each of the Parties confirms that it has the authority to enter into this agreement; that the agreement has been properly authorized; and that the agreement is binding upon each respective party.



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6.    Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

      (a)   Delivered personally;

      (b)   Sent by prepaid courier service or mail; or,

      (c) Sent prepaid by telecopiers, fax, telex or other similar means of electronic communication, including email;

      Addressed to the relevant Party at the address/number shown for that Party at the beginning of this Agreement.

      Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by fax, telex, telecopier or other electronic communication, including email, on the first business day thereafter, or if sent by mail on the third business day thereafter. Any Party may change any particulars of its address/number for notice by notice to the other in the manner above described.

7. Save and except for actions for injunctive relief or similar, the Parties shall make every effort to resolve amicably by direct, informal negotiation any disagreement or dispute arising between them under and in connection with this Agreement. If, after TEN (10) DAYS from the commencement of such informal negotiations, the Parties have been unable to amicably resolve any dispute arising out of or in connection with this Agreement, except for actions for injunctive relief or similar, any Party may require that the dispute be referred to and finally resolved by Arbitration, under the rules of the American Arbitration Association (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within TEN (10) DAYS of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Las Vegas, NV. The language of the Arbitration shall be English. The Parties agree that the Arbitrator shall be requested to make his award within SIXTY (60) DAYS following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the Parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

8. If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement, and such provision shall be severable from the remainder of this Agreement.

9. The term of this agreement will be for one year from the effective date and thereafter shall automatically renew for one year periods unless terminated in accordance with the terms hereof. This agreement may be terminated by either party upon 30 days prior written notice. Further this agreement shall terminate when the inventory has been substantially sold.



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10.   No waiver by any Party of any breach by any other Party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach. Time shall be of the essence hereof.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA. without regard to its choice of law rules.

12. This Agreement may be executed in two (2) or more counterparts, each of which, when executed, shall be considered an original for all purposes, provided that all counterparts shall, together, constitute one and the same document.

This Agreement ensures to the benefit of and is binding upon the parties and their respective heirs, executors, administrators, successors and assigns, as permitted herein.

IN WITNESS WHEREOF, the parties have signed this Agreement as of May 27, 2002.

By: Essentially Yours Industries Corp.    By: Essentially Yours Industries, Inc.

X  /s/ BARRY LAROSE                       X  /s/ JAY SARGEANT
 -------------------------------------     -------------------------------------
Name:  Barry LaRose                       Name:  Jay Sargeant
Title: Secretary                          Title: President
Date:                                     Date:



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